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Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Island Pacific, Inc. and subsidiaries on Form S-1 of our report, dated May 30, 2003, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 30, 2003, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts," in such Prospectus.


/S/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & Goldstein LLP

Los Angeles, California
August 25, 2003